EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Howard W. Robin, Chief Executive Officer of Sirna Therapeutics, Inc. (the “Company”), and I, Gregory L. Weaver, Senior Vice President and Chief Financial Officer of the Company, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify, to my knowledge, as follows:
1.	The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (the “Report”), fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     IN WITNESS WHEREOF, I have executed this Certification this 14th day of August, 2006.

/s/ Howard W. Robin Howard W. Robin
President and Chief Executive Officer (Principal Executive Officer)

/s/ Gregory L. Weaver Gregory L. Weaver
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
This certification is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such certification be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.

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